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                                                                   Exhibit 10.44


                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                            1995 STOCK OPTION PLAN
                                      OF
                                  KEVCO, INC.


     This Amendment No. 1 (the "Amendment") to the Amended and Restated 1995 Stock Option Plan (the "Plan") of Kevco, Inc., a Texas corporation, and its direct and indirect subsidiaries and their respective successors, if any (collectively, the "Company"), shall be and become effective as of January 20, 1998.

                                  WITNESSETH:

     WHEREAS, the Company has heretofore adopted the Plan; and

     WHEREAS, the Compensation Committee of the Board of Directors of Kevco, Inc. has recommended amending the Plan to the extent hereinafter set forth; and

     WHEREAS, the Company, in accordance with said recommendation, desires to amend the Plan to the extent hereinafter set forth;

     NOW THEREFORE, the Plan is hereby amended in the following respects:

     1. Section 15(e) is hereby amended in its entirety to hereafter read as follows:

          (e). Any option granted to an Optionee under the Plan which is not an Incentive Option, shall not be exercisable by the Optionee unless and until at all times beginning with the date of the grant of an option hereunder and ending on the date of exercise of such option, the Optionee (A) shall have been in the continuous employment of the Company or then serving as a member of the board of directors of the Company, or (B) at the discretion of the Board (or the Committee to the extent designated by the Board), was then serving as a consultant to the Company; provided, however, subject to the provisions hereof, for a period of sixty (60) days after termination of employment or ceasing to serve as a director or as a consultant to the Company for any reason other than termination or removal for cause, the Optionee shall have the right to exercise that portion, if any, of the Option theretofore vested; and further provided, however, that if the option is an Incentive Option, an option granted shall not be exercisable by the Optionee unless at all times beginning with the date of grant and [except as otherwise provided in this Section 15(e)] ending on the date three months before the


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          date of exercise of such option, the Optionee shall have been in the continuous employment of the Company, a parent or subsidiary of the Company, or a corporation (or parent or subsidiary of that corporation) which has assumed the option of another corporation as a result of a corporate reorganization, liquidation or similar event. If the option is an Incentive Option, then the following provisions shall apply on the death or permanent and total disability of the Optionee:

               (i) In the event of the death of the Optionee while in the employ of the Company or any subsidiary of the Company, and before the date of expiration of any option granted to him, the option to the extent unexercised as of the date of death shall terminate on the earlier of the date of its expiration in accordance with its terms or that day which is three (3) months after the date of the death of the Optionee. After the death of the Optionee, his executors, administrators or any person or persons to whom his option may be transferred by will, or by the laws of descent and distribution shall have the right at any time during the period specified in this subparagraph (i) to exercise that portion, if any, of the Option theretofore vested to the extent unexercised, in whole or in part.

               (ii) If before the date of expiration of any option granted herein to the extent unexercised, the Optionee shall terminate his employment with the Company or any subsidiary of the Company by reason of his permanent and total disability, the option to the extent vested and unexercised as of such time shall terminate on the earlier of its date of expiration or a day which is one year after the date of such permanent and total disability.

               Notwithstanding the foregoing, the requisite employment relationship with respect to an option granted hereunder will be treated as continuing intact while the Optionee (with the prior approval of the Board of the Company or any subsidiary of the Company) is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) if the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's right to reemployment is guaranteed by statute or by contract.


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